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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement        |_| Confidential,  for  Use  of
                                            the  Commission  Only
                                            (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Cornerstone Properties Inc.
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                  (Name of Registrant as Specified In Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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         THE FOLLOWING IS THE TEXT OF A COMMUNICATION DISSEMINATED BY
CORNERSTONE PROPERTIES INC. TO ITS EMPLOYEES ON FEBRUARY 17, 2000.

                                    * * * * *

         Attached ( in a question and answer format) is the initial edition of "Transition", a newsletter we intend to publish regularly to provide information on merger related issues and to answer questions you have raised. We have attempted to answer many of the most frequently asked questions in this initial publication. In future editions we will try to answer the questions we were not able to address here, as well as additional questions that may come up.


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           Transition . . .
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 ... A COMMUNICATION FOR CORNERSTONE EMPLOYEES AS WE
MERGE WITH EQUITY OFFICE.
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WHY HAS CORNERSTONE DECIDED TO MERGE WITH EQUITY OFFICE?

The Board of Directors of Cornerstone, when presented with the offer from Equity Office, felt that the merger afforded the shareholders of Cornerstone the best opportunity to realize full economic value from the assets of Cornerstone. The Board considered the economics of the transaction as well as the strategic benefits of the merger resulting from greater scale, market dominance, and greater financial capability. As we shared in the press release and in our letter to employees, both organizations see this as a great strategic fit. Our portfolio of assets is a terrific complement to Equity Office's portfolio. We also share a similar commitment to superior customer service. This is a great opportunity for us to take what we've done at the local level and build on it across a national portfolio.

CAN YOU PROVIDE SOME BACKGROUND ABOUT EQUITY OFFICE?

Equity Office (NYSE: EOP) is the nation's largest publicly held owner and manager of office properties, with a national portfolio of 291 buildings comprising 76.6 million square feet in 23 states and the District of Columbia. They have 1,700 employees working in six regional locations, their corporate office in Chicago and properties across the country. We'll be sharing more information about Equity Office over the coming weeks. And from February 28 through March 10, Equity Office's management team will be making presentations to our employees. For more information, you can also go to Equity Office's website at www.equityoffice.com.

WHAT IS THE EFFECTIVE DATE OF THE MERGER?

At this time, we anticipate the effective date of the merger to be around July 1, 2000. This date, however, is subject to numerous factors which we do not control. As we get closer to that date, we will keep you updated on our progress. In the meantime, you should continue on with your job responsibilities.

WHY DOES IT TAKE SO LONG TO CLOSE?

The merger must be approved by the shareholders of both companies. This requires preparation and filing with the Securities & Exchange Commission of a proxy statement to


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shareholders, and a waiting period before the shareholders meetings are held.
The transaction will be closed immediately following the approval of the shareholders of both companies.

HOW AND WHEN WILL EQUITY OFFICE DECIDE WHAT CORNERSTONE EMPLOYEES WILL BE OFFERED JOBS?

It will obviously take some time for Equity Office to become familiar with Cornerstone and our employees and determine what its ongoing personnel needs will be. Equity Office will begin this evaluation process immediately and notify most employees of their status by the end of March.

WILL THE MERGER AFFECT OUR PREVIOUSLY ANNOUNCED PROPERTY DISPOSITION PROGRAM?

The disposition program is being reconsidered, and many of the properties that we intended to sell will be retained. We currently anticipate, however, that at least the two properties which are currently under contract (2700 Ygnacio and 1600 South Main) will be sold. We will keep you advised as to the status of these and other dispositions should they occur.


WILL THERE BE A SEVERANCE PROGRAM FOR EMPLOYEES WHO ARE NOT OFFERED JOBS WITH EQUITY OFFICE?

Yes. There will be severance provisions in place for employees terminated by Equity Office as a result of the merger. Equity Office and Cornerstone are working on these provisions and expect to announce the details next week.

WHEN WILL PEOPLE WHO ARE NOT OFFERED JOBS BE TERMINATED--AT THE CLOSING OR WHEN THE DECISION IS MADE NOT TO MAKE A JOB OFFER?

We expect that employees whose jobs are eliminated (except for staff at properties that are sold before the merger) will remain in the employment of Cornerstone until the closing of the transaction. However, there will be some employees needed for some time to handle integration issues post-closing.

IF I DECIDE TO LEAVE CORNERSTONE PRIOR TO THE MERGER DATE, WILL I STILL RECEIVE THE SEVERANCE PACKAGE?

No. Only employees who are still employed on the effective date of the merger or a later date as needed to meet business needs and whose employment is in good standing, will receive the severance package if their position is eliminated. If you leave Cornerstone prior to that date, you will not be eligible for severance, unless your property is sold before the merger. An exception to this may be that management determines that your position is no longer required through the merger date and decides to eliminate your position earlier.

IF I AM OFFERED A POSITION WITH EQUITY OFFICE AFTER THE MERGER AND WISH TO DECLINE, WILL I STILL GET A SEVERANCE PACKAGE?

No. If you decline a job offer that is comparable to the position you have presently at Cornerstone, you will not receive the severance package. However, if an offer is made that is not comparable or that may create a hardship for you (e.g. an unreasonable commute), you may elect to decline the offer and still receive the severance package.

IF MY POSITION IS ELIMINATED, WILL I BE CONSIDERED FOR OTHER POSITIONS IF THEY BECOME AVAILABLE?

Yes. Employees impacted by this merger will be considered for other positions in the new organization and you will have access to job postings. Employees will be expected to go


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through a standard interview process in which the company will hire the best-qualified candidate.

IF I LOSE MY JOB WITH CORNERSTONE, WILL I BE ELIGIBLE FOR REHIRE?

Yes. Employees who leave the company in good standing will be eligible for rehire.

IF I STAY WITH THE NEW COMPANY, WILL I RETAIN ALL OF MY YEARS OF SERVICE CREDIT I PRESENTLY HAVE WITH CORNERSTONE?

Employees who will become part of Equity Office will retain their years of service credit. This includes time worked under the old Cornerstone Properties and William Wilson & Associates companies.

CAN I COLLECT UNEMPLOYMENT INSURANCE AFTER MY TERMINATION DATE?

Depending on the eligibility rules of your state's unemployment compensation insurance, if your job is terminated because of the merger, you may be eligible for unemployment benefits after your termination date. WILL THERE BE ANY OUTPLACEMENT SERVICES PROVIDED TO EMPLOYEES WHO ARE TERMINATED?

Yes. Some outplacement assistance will be provided to terminated employees. Details will be provided to impacted employees as part of their severance package.

WILL THERE BE ADDITIONAL POSITIONS ELIMINATED AFTER THE MERGER?

Once the new organization is fully implemented, we do not anticipate any further reductions, except for scheduled property dispositions which do not close before the merger. Having said that, we are always subject to conditions in the marketplace and can't anticipate what the future may bring. However, we don't expect additional reductions in the near term once the new organization is in place.

HOW WILL THE COMPANY HANDLE REFERENCE CHECKS?

It is the policy of both Equity Office and Cornerstone to verify only dates of employment, title, and (with a written release from you) salary. No other information will be provided.

WHAT WILL HAPPEN WITH MY 401(K) MONEY?

Your 401(k) plan will continue under its current terms at least until the closing of the transaction. At that point, Equity Office's current plans are to merge the Cornerstone 401(k) plan as soon as it is possible following the closing. Employer contributions will not automatically vest upon the closing, and instead these contributions will continue to vest under your current vesting schedule based on past service with Cornerstone and its predecessors and future service with Equity Office. There are no current plans to accelerate vesting in the 401(k) employer contribution account of those Cornerstone employees whose employment is terminated in connection with the transaction.

If your position is eliminated and your employment terminates, a distribution will be available from the Cornerstone 401(k) plan. If your vested account balance is $5,000 or less, your account balance automatically will be distributed to you as soon as practicable after your termination, generally within 30 days of your termination date. The distribution can be rolled into a new employer's 401(k) plan or into an IRA. If your vested account balance is over $5,000, you can leave your money in the Company's 401(k) plan and elect a distribution or rollover at any later time prior to normal retirement age. More details will be provided on the date of termination or you can refer to your 401(k) brochure.


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WHAT WILL HAPPEN WITH MY HEALTH BENEFITS?

Your current health benefits plans will continue through to the closing date of the merger and for a transition period following the merger closing date. As a result, these benefits will not immediately be changed for those Cornerstone employees who become regular EOP employees.

Should your position be eliminated and your job terminated, you will have the right to elect to continue your health care coverages under COBRA. COBRA does not cover short-term disability, long-term disability, life insurance, or accidental death and dismemberment insurance.

WHAT WILL BE THE IMPACT OF THIS TRANSACTION ON CORNERSTONE GRANTS AND STOCK OPTIONS?

All outstanding Cornerstone stock options, including those issued in January 2000, will be fully vested at the time the transaction closes. At that time, there will be two alternatives available for employees holding options:

First, you may elect, for a brief period of time, to have your outstanding options cancelled and Equity Office will pay you in cash the difference between $18.00 per share and the strike price of your options, less applicable withholdings.

Second, you may elect to convert your options into options to purchase Equity Office stock at the .7009 exchange ratio. For example, if you owned options to purchase 100 shares of Cornerstone's stock at a price of $16.00 per share, you would receive an option to purchase 70 (.7009 x 100) shares of Equity Office stock at a price of $22.83 per share ($16.00 / .7009). Employees who are terminated will have one year after their termination date to exercise their options. Employees who continue with Equity Office will be subject to the terms of their existing Cornerstone Option Agreements.

The number of shares received in the conversion will be rounded down to the nearest whole share. This was done to preserve the favorable tax treatment of the option.

WHAT WILL HAPPEN WITH RESTRICTED STOCK?

Restricted stock grants, including restricted stock grants made by WWA Shareholder's, LLC to former William Wilson & Associates employees, will vest as of the closing. Restricted stockholders will have the opportunity to elect to receive cash and/or Equity Office stock in exchange for the shares of restricted stock, in accordance with the rules applicable to all other holders of Cornerstone common stock under the merger agreement. Upon vesting, shares (or, as applicable, cash) will be withheld to cover applicable withholding taxes.





CAN I (DIRECTLY OR THROUGH MY 401(K) PLAN) BUY CORNERSTONE OR EOP SHARES?

Employees below the position of senior vice president who do not possess material non-public information regarding the merger may buy or sell Cornerstone or EOP shares directly or through their 401(k) plans. Questions regarding your ability to trade should be addressed to Cornerstone's compliance officer, Tom Loftus.

WHAT IS EQUITY OFFICE'S BENEFITS PACKAGE?

Equity Office offers a comprehensive and competitive benefits package that is comparable to Cornerstone. Employees will be receiving complete information on the overall program offered by EOP during the upcoming employee meetings.

WHEN CAN WE EXPECT REPRESENTATIVES OF EQUITY OFFICE TO VISIT OUR PROPERTIES AND OFFICES? WILL THEY VISIT ALL OF THEM?

Members of Equity Office's senior management team and human resources personnel will begin employee meetings on February 28. Those meetings are expected to be wrapped up by March 10 and it is expected they will cover most locations and all employees.

WHAT KIND OF ORIENTATION WILL BE PROVIDED TO EMPLOYEES WHO ARE RETAINED BY EQUITY OFFICE?

Equity Office has a thorough orientation program, known as "Trailblazer," which will be provided to employees during early June.

DOES EQUITY OFFICE USE THE CTI SYSTEM?

Equity Office is in the process of implementing an enterprise-wide JD Edwards system. A team will be formed to develop an integration and transition plan to a common system over time.

WILL BILL OR JOHN OR ANY OF OUR SENIOR EXECUTIVES CONTINUE ON WITH EQUITY
OFFICE?

As previously announced, Bill and John will be on the Equity Office Board of Trustees.

As noted above, it will take some time for Equity Office to become familiar with Cornerstone and its employees and determine what ongoing personnel needs will be.






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The following legend is required by SEC regulations to appear on all written communications relating to the Merger:

Investors are urged to read the joint proxy statement/prospectus regarding the merger when it becomes available because it will contain important information. Investors may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus may also be obtained for free by directing a request to Cornerstone Properties Inc., Tower 56, 126 East 56th Street, New York, New York 10022, Attention: Corporate Secretary, telephone: (212) 605-7100.

The identity of the persons who, under SEC rules, may be considered "participants in the solicitation" of Cornerstone stockholders in connection with the proposed merger, and a description of their ownership interests in Cornerstone, is available in a filing under Schedule 14A made by Cornerstone on February 18, 2000.

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